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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
CKE Restaurants, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statements (Nos. 33-56313 and 33-55337) on Forms S-8 of CKE Restaurants, Inc. ("CKE") of our report dated November 3, 1995, except as to Note 15 which is as of May 16, 1996, relating to the consolidated balance sheets of Summit Family Restaurants Inc. and Subsidiaries as of September 26, 1994 and September 25, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 25, 1995, which report appears on page F-2 of the Proxy Statement/Prospectus, dated June 10, 1996, of Summit Family Restaurants Inc. and CKE, a copy of which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 11, 1996, and is incorporated by reference in CKE's Current Report on Form 8-K dated July 15, 1996.


/s/ KPMG Peat Marwick LLP
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Salt Lake City, Utah
July 26, 1996